             RESTATED CERTIFICATE OF INCORPORATION

                               OF

                     TRIANGLE PACIFIC CORP.


     TRIANGLE PACIFIC CORP., a corporation organized and existing under the laws of the State of Delaware (herein called the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is Triangle Pacific Corp. The Corporation was originally incorporated under the name "Tripac Holding Corp.", and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on February 25, 1986.

     2. This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Restated
Certificate of Incorporation of the Corporation filed with the Secretary of State of Delaware on October 19, 1992.

     3. The text of the Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of Delaware on October 19, 1992, is hereby restated and further amended to read in its entirety as set forth on Annex A attached hereto and incorporated herein by reference.

     4.   Upon  this   Restated  Certificate   of   Incorporation
becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"):

          (a) Each outstanding share of Series A Common Stock, par value $.01 per share, of the Corporation ("Series A Stock") shall be automatically reclassified as and changed and converted into .67 of a share of Common Stock, par value $.01 per share, of the Corporation ("Common Stock"), without any action by the holder thereof.

          (b) No fractional shares of Common Stock shall be issued as a result of the reclassification of Series A Stock into Common Stock, but each stockholder whose shares of Series A Stock are reclassified into shares of Common Stock and who would otherwise be entitled to receive a fractional share of Common Stock by reason of such reclassification shall be entitled to receive from the Corporation, in lieu of such fractional share, a cash payment in an amount equal to $10.00 multiplied by such fraction.

          (c) Each certificate that represents shares of Series A Stock outstanding immediately prior to the Effective Time shall thereafter be deemed to represent that number of whole shares of Common Stock determined by multiplying the number of shares of Series A Stock previously represented by such certificate by .67. Each person who is a holder of record of outstanding shares of Series A Stock at the Effective Time shall thereafter be entitled to receive from the Corporation a certificate or certificates representing the number of whole shares of Common Stock into which such shares of Series A Stock are reclassified and a check in payment of the value of any fractional share, upon the surrender by such holder to the Corporation of the certificate or certificates that represented such shares of Series A Stock.

          (d) The aggregate amount of capital represented by the shares of Common Stock into which the outstanding shares of Series A Stock are reclassified shall be the amount determined by multiplying the total number of such shares of Common Stock outstanding immediately after such reclassification by the amount of One Cent ($.01); provided, however, that the foregoing shall not prohibit the
     Corporation from thereafter increasing or reducing the amount of capital represented by any of such shares in any manner permitted by applicable law. The reclassification of the Series A Stock effects a reduction of the capital of the Corporation in the amount of $33,039, which shall be transferred to the surplus of the Corporation. The assets of the Corporation remaining after such reduction are sufficient to pay any debts of the Corporation for which payment has not been otherwise provided.

     5. This Restated Certificate of Incorporation has been duly adopted in accordance with the requirements of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The stockholders of the Corporation have duly adopted this Restated Certificate of Incorporation pursuant to written consents given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice of the taking of such corporate action without a meeting by less than unanimous written consent has been given to stockholders who did not consent in writing to the action in accordance with the provisions of that Section.

     6. This Restated Certificate of Incorporation shall become effective on August 17, 1993, concurrently with the consummation of the underwritten public offerings of the Corporation's equity and debt securities registered with the Securities and Exchange Commission pursuant to Registration Statement No. 33-64530 and Registration Statement No. 33-64598, and in any event by not later than 5:00 p.m., eastern time, on such date.

     IN   WITNESS   WHEREOF,   this   Restated   Certificate   of
Incorporation has been signed under the seal of the Corporation this 13th day of August, 1993.




                              TRIANGLE PACIFIC CORP.

                              By: /s/ M J. McHugh
                                     Name:   M.   Joseph   McHugh
                                  Title:  Senior  Executive  Vice
President
                                        and Treasurer
[Seal]

Attest:
     /s/ Darryl T. Marchand
Name:  Darryl T. Marchand
Title:  Secretary
83411 08208 CORP 32701

                                                          ANNEX A

             RESTATED CERTIFICATE OF INCORPORATION

                               OF

                     TRIANGLE PACIFIC CORP.


                           ARTICLE I

     The name  of the  corporation is Triangle Pacific Corp. (the
"Corporation").


                           ARTICLE II

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                          ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                           ARTICLE IV

     The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 40,000,000, divided into 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), and 30,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

     The following  is a  statement of  the designations  and the
powers,  preferences   and  rights,   and   the   qualifications,
limitations or restrictions thereof, of the classes of stock of the Corporation:


                   Section I. Preferred Stock

     Shares of Preferred Stock may be issued from time to time in one or more series as from time to time may be determined by the Board of Directors of the Corporation. Each series shall be distinctly designated. The Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

          (1) the designation of, and the number of shares of Preferred Stock which shall constitute, the series, which number may be increased (except as otherwise fixed by the Board of Directors, and in any event not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

          (2) the rate and times at which (or the method of determination thereof), and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the nature of any preferences or the relative rights of priority of such dividends to the dividends payable on any other class or classes of stock of the Corporation or on any other series of Preferred Stock, and a statement whether such dividends shall be cumulative;

          (3) whether shares of the series shall be convertible into or exchangeable for shares of capital stock or other securities or property of the Corporation or of any other corporation or entity, and, if so, the terms and conditions of such conversion or exchange, including any provisions for the adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

          (4) whether shares of the series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount and type of consideration payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (5)  the rights,  if any,  of the  holders of shares of
     the  series   upon  voluntary  or  involuntary  liquidation,
     merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

          (6) whether shares of the series shall have a sinking fund or purchase account for the redemption or purchase of shares of the series, and, if so, the terms, conditions and amount of such sinking fund or purchase account;

          (7) whether shares of the series shall have voting rights in addition to the voting rights provided by law, which may, without limiting the generality of the foregoing, include (a) the right to more or less than one vote per share on any or all matters voted upon by the Corporation's stockholders and (b) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class or with the Common Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may determine; and

          (8)  any  other   powers,  preferences   and  relative,
     participating,  optional   or  other   special  rights,  and
     qualifications, limitations or restrictions, of shares of that series.

The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in this Section I, and the consent, by class or series vote or otherwise, of the holders of Preferred Stock or such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Corporation of any other series of Preferred Stock, whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.



                    Section II. Common Stock

     (1) Dividends. After the requirements with respect to preferential dividends on Preferred Stock, if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be fixed in accordance with the provisions of this Restated Certificate of Incorporation, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors on the Common Stock, which dividends shall be paid out of assets legally available for the payment of dividends and shall be distributed among the holders of shares of the Common Stock pro rata in accordance with the number of shares of such stock held by each such holder.

     (2) Liquidation. After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock or both such classes of stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, which assets shall be distributed pro rata in accordance with the number of shares of such stock held by each such holder.

     (3) Voting. Except as may otherwise be required by law, this Restated Certificate of Incorporation or the provisions of the resolution or resolutions as may be adopted by the Board of Directors pursuant to Section I of this Article IV, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the stockholders. Cumulative voting of shares of Common Stock is prohibited.


                           ARTICLE V

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the
Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     (1)  Management.       The   business  and  affairs  of  the
Corporation shall be managed by or under the direction of the Board of Directors.

     (2) Number, Election and Terms of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors shall consist of not less than seven and not more than eleven directors, and the exact number of directors which shall constitute the Board of Directors shall be fixed from time to time by resolution adopted by at least two-thirds of the members of the Board of Directors then in office. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the annual meeting of stockholders to be held in 1994, the term of office of the second class to expire at the annual meeting of stockholders to be held in 1995 and the term of office of the third class to expire at the annual meeting of stockholders to be held in 1996, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. At each annual meeting of stockholders of the Corporation, commencing with the annual meeting to be held in 1994, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualified or until their earlier resignation or removal. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     (3) Stockholder Nomination of Directors and Introduction of Business. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

     (4) Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock, any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the authorized number of directors, may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until their successors are duly elected and qualified or until their earlier resignation or removal.

     (5) Removal. Subject to the rights of the holders of any series of Preferred Stock, any director may be removed from office at any time, but only for cause, as defined below, and only by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote in the election of directors generally, voting together as a single class. For purposes of the immediately preceding sentence, and except as may otherwise be provided by law, "cause" shall mean: (a) the willful and continuous failure of a director to substantially perform such director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness); (b) the willful engaging by a director in gross misconduct materially and
demonstrably injurious to the Corporation; or (c) the termination for cause of the director's employment as a director, officer or employee of any other corporation, partnership or other enterprise.

     (6) Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

     (7) Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to adopt, alter, amend and repeal the Bylaws;
provided, however, that, with respect to the power of the stockholders to adopt, alter, amend and repeal the Bylaws of the Corporation, notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, this Restated Certificate of Incorporation or any resolution or resolutions as may be adopted by the Board of Directors pursuant to Section I of Article IV hereof, the affirmative vote of the holders of at least 66_% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote in the election of directors generally, voting together as a single class, shall be required to adopt, alter, amend or repeal any provision of the Bylaws of the Corporation.

     (8) Powers of Directors. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Restated Certificate of Incorporation and any Bylaws adopted by the stockholders; provided, however, that no Bylaws thereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

     (9) Amendment, Repeal or Alteration. Notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, this Restated Certificate of Incorporation or any resolution or resolutions as may be adopted by the Board of Directors pursuant to Section I of Article IV hereof, the affirmative vote of the holders of at least 66_% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote in the election of directors generally, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provision inconsistent with, this Article V.


                           ARTICLE VI

     No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof shall not be permitted under the General Corporation Law of the State of Delaware as amended from time to time. Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of
the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification. The provisions of this Article VI shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated by the provisions of this Article VI.


                          ARTICLE VII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

83411 08208 CORP 33281














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